                                                                   EXHIBIT 17(b)




                        VAN KAMPEN LIFE INVESTMENT TRUST
                             ON BEHALF OF ITS SERIES
                            STRATEGIC STOCK PORTFOLIO
                                 CLASS I SHARES
                    SUPPLEMENT DATED AUGUST 16, 2001 TO THE
                        PROSPECTUS DATED APRIL 18, 2001

    The Prospectus is hereby supplemented as follows:

    (1) Richard A. Ciccarone is no longer an officer of the Fund. The information on the inside back cover of the Prospectus under the heading "BOARD OF TRUSTEES AND OFFICERS" is hereby amended by deleting the OFFICERS section in its entirety and revising the heading to "BOARD OF TRUSTEES".

                  RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE
                                LIT SPT SS1 8/01


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                                  VAN  KAMPEN
                            LIFE  INVESTMENT  TRUST
                           STRATEGIC STOCK PORTFOLIO

The Strategic Stock Portfolio's investment objective is to seek an above average total return through a combination of potential capital appreciation and dividend income, consistent with the preservation of invested capital.
Shares of the Portfolio have not been approved or disapproved by the Securities and Exchange Commission (SEC) or any state regulator, and neither the SEC nor any state regulator has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                    This Prospectus is dated APRIL 18, 2001

                                 CLASS I SHARES
                                   PROSPECTUS

                            (SHARES OFFERED PRIOR TO
                               APRIL 28, 2000 ARE
                           DESIGNATED CLASS I SHARES)

                         [VAN KAMPEN INVESTMENTS LOGO]

                               TABLE OF CONTENTS

Risk/Return Summary................................   3
Van Kampen Life Investment Trust General
  Information......................................   4
Investment Objective, Policies and Risks...........   5
Investment Advisory Services.......................  10
Purchase of Shares.................................  11
Redemption of Shares...............................  12
Dividends, Distributions and Taxes.................  12
Financial Highlights...............................  13

No dealer, salesperson or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Portfolio, the Portfolio's investment adviser or the Portfolio's distributor. This Prospectus does not constitute an offer by the Portfolio or by the Portfolio's distributor to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Portfolio to make such an offer in such jurisdiction.

                              RISK/RETURN SUMMARY

                              INVESTMENT OBJECTIVE

The Portfolio's investment objective is to seek an above average total return through a combination of potential capital appreciation and dividend income, consistent with the preservation of invested capital.

                             INVESTMENT STRATEGIES

Under normal market conditions, the Portfolio's investment adviser seeks to achieve the Portfolio's investment objective by investing in a portfolio of high dividend yielding equity securities of companies included in the Dow Jones Industrial Average (the "DJIA") or in the Morgan Stanley Capital International USA Index (the "MSCI USA Index"). The Portfolio's investment adviser buys and sells investment securities based primarily upon specific objective criteria (emphasizing dividend yield) applied to DJIA and MSCI USA Index companies. The Portfolio may invest up to 25% of its total assets in securities of foreign issuers. The Portfolio may purchase and sell certain derivative instruments, such as options, futures and options on futures, for various portfolio management purposes.

                                INVESTMENT RISKS

An investment in the Portfolio is subject to risks, and you could lose money on your investment in the Portfolio. There can be no assurance that the Portfolio will achieve its investment objective.

MARKET RISK. Market risk is the possibility that the market values of securities owned by the Portfolio will decline. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. Investments in equity securities generally are affected by changes in the stock markets, which fluctuate substantially over time, sometimes suddenly and sharply. The Portfolio emphasizes high dividend yielding stocks selected based upon specific objective criteria. The market value of the Portfolio's equity securities may or may not fluctuate in tandem with overall changes in the stock markets. The ability of the Portfolio's investment holdings to generate income is dependent on the earnings and the continuing declaration of dividends by the issuers of such securities.

FOREIGN RISK. Because the Portfolio may own securities of foreign issuers, it may be subject to risks not usually associated with owning securities of U.S. issuers. These risks can include fluctuations in foreign currencies, foreign currency exchange controls, political and economic instability, differences in financial reporting, differences in securities regulation and trading and foreign taxation issues.

RISKS OF USING DERIVATIVE INSTRUMENTS. In general terms, a derivative instrument is one whose value depends on (or is derived from) the value of an underlying asset, interest rate or index. Options, futures and options on futures are examples of derivative instruments. Derivative instruments involve risks different from direct investments in underlying securities. These risks include imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

STYLE RISK. Securities are purchased and sold for the Portfolio based primarily upon specific objective criteria. The Portfolio's style may not be as successful in selecting the best-performing securities as other styles and may underperform the overall market.

                                INVESTOR PROFILE

In light of the Portfolio's investment objective and strategies, the Portfolio may be appropriate for investors who:

- Seek an above average total return through a combination of potential capital appreciation and dividend income

- Can withstand volatility in the value of their shares in the Portfolio

- Wish to add their investment holdings a portfolio that invests primarily in equity securities

An investment in the Portfolio is not a deposit of any bank or other insured depository institution. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

An investment in the Portfolio may not be appropriate for all investors. The Portfolio is not intended to be a complete investment program, and investors should consider their long-term investment goals and financial needs when making an investment decision about the

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Portfolio. An investment in the Portfolio is intended to be a long-term investment, and the Portfolio should not be used as a trading vehicle.

                               ANNUAL PERFORMANCE

One way to measure the risks of investing in the Portfolio is to look at how its performance has varied from year-to-year. The following chart shows the annual returns of the Portfolio's Class I Shares over the three calendar years prior to the date of this Prospectus. Sales charges or other expenses at the contract level are not reflected in this chart. If sales charges or other expenses at the contract level had been included, the returns shown below would have been lower. Remember that the past performance of the Portfolio is not indicative of its future performance.

                                                                             ANNUAL RETURN
                                                                             -------------
1998                                                                             16.51
1999                                                                             -0.47
2000                                                                              8.20

The Portfolio's return for the three-month period ended March 31, 2001 for Class I Shares was -3.10%. As a result of market activity, current performance may vary from the figures shown.

During the three-year period shown in the bar chart, the highest quarterly return for Class I Shares was 15.11% (for the quarter ended December 31, 2000) and the lowest quarterly return for Class I Shares was -8.90% (for the quarter ended September 30, 1999).

                            COMPARATIVE PERFORMANCE

As a basis for evaluating the Portfolio's performance and risks, the table below shows how the Portfolio's performance compares with two broad-based market indices that the Portfolio's investment adviser believes are appropriate benchmarks for the Portfolio: Dow Jones Industrial Average* and the MSCI USA Index**. The Portfolio's performance figures listed below do not include sales charges or other expenses at the contract level that would be paid by investors. The indices' performance figures do not include any commissions or sales charges that would be paid by investors purchasing securities represented by the indices. An investment cannot be made directly in the indices. Average annual total returns are shown for the periods ended December 31, 2000 (the most recently completed calendar year prior to the date of this Prospectus). Remember that the past performance of the Portfolio is not indicative of its future performance.

     Average Annual
      Total Returns
         for the
      Periods Ended     Past       Since
    December 31, 2000  1 Year    Inception
----------------------------------------------
    Van Kampen
    Strategic Stock
    Portfolio --
    Class I Shares       8.20%     8.29%(1)
 ..............................................
    Dow Jones
    Industrial
    Average             -4.85%    14.27%(2)
 ..............................................
    MSCI
    USA Index          -12.84%    12.95%(2)
 ..............................................

Inception dates: (1) 11/3/97, (2) 10/31/97.
* The Dow Jones Industrial Average is a price-weighted average of 30 actively traded stocks of well established, blue-chip companies as selected by Dow Jones & Co.
** The MSCI USA Index is composed of approximately 355 large-company stocks which achieved a 60 percent representation of U.S. market capitalization as well as 60 percent of the capitalization of each industry group.

                                VAN KAMPEN LIFE
                                INVESTMENT TRUST
                              GENERAL INFORMATION

Van Kampen Life Investment Trust (the "Trust") is an open-end management investment company which offers shares in several separate portfolios, including this Strategic Stock Portfolio. Each portfolio is in effect a separate mutual fund. Each portfolio of the Trust has a different investment objective(s) which it pursues through its investment policies. Each portfolio has its own income, expenses, assets, liabilities and net asset value and each portfolio issues its own shares. Shares of each portfolio represent an interest only in that portfolio.

Shares of each portfolio generally are sold only to separate accounts (the "Accounts") of various

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insurance companies to fund the benefits of variable annuity or variable life insurance policies (the "Contracts"). The Accounts may invest in shares of the portfolios in accordance with allocation instructions received from contract owners ("Contract Owners"). Such allocation rights, as well as sales charges and other expenses imposed on Contract Owners by the Contracts, are further described in the accompanying Contract prospectus.

                             INVESTMENT OBJECTIVE,
                               POLICIES AND RISKS

The Portfolio's investment objective is to seek an above average total return through a combination of potential capital appreciation and dividend income, consistent with the preservation of invested capital. The Portfolio's investment objective is a fundamental policy and may not be changed without shareholder approval of a majority of the Portfolio's outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). There are risks inherent in all investments in securities; accordingly, there can be no assurance that the Portfolio will achieve its investment objective.

Under normal market conditions, the Portfolio's investment adviser seeks to achieve the investment objective by investing in a portfolio of high dividend yielding equity securities of companies included in the DJIA or in the MSCI USA Index. The DJIA was first published in The Wall Street Journal in 1896. Initially consisting of just 12 stocks, the DJIA expanded to 20 stocks in 1916 and to its present size of 30 stocks on October 1, 1928. The MSCI USA Index consists of approximately 355 large domestic companies in the United States and has existed since January 1, 1970.

The Portfolio's investment adviser selects investment securities for the Portfolio based upon the Portfolio's strategic selection policies (the "Strategic Selection Policies") as follows:

The ten highest dividend yielding securities in the DJIA are identified for investment. In addition, all companies having securities in the MSCI USA Index are reviewed by the Portfolio's investment adviser. Securities of companies in the financial or utility sectors and companies having securities included in the DJIA are excluded. The remaining pool of MSCI USA Index securities is further evaluated and securities of companies that do not have positive one- and three-year sales and earnings growth rates and two years of positive dividend growth are excluded. The Portfolio's investment adviser also excludes MSCI USA Index securities that are in the bottom 25% of all MSCI USA Index securities measured in terms of total annual trading volume. MSCI USA Index securities of the remaining companies are ranked by dividend yield, and the ten highest-yielding such MSCI USA Index securities are identified for investment. In the event that this process results in less than 10 remaining MSCI USA Index securities, those companies with the most favorable one- and three-year sales and earnings performance and two-year dividend performance as determined by the Portfolio's investment adviser are added back until the number of MSCI USA Index securities equals 10. Dividend yield for purposes of applying the foregoing investment policies is calculated for each security by annualizing the last quarterly or semi-annual ordinary dividend declared on the security and dividing the result by the security's closing sale price on the applicable date. This yield is historical and there can be no assurance that any dividends will be declared or paid in the future.

At the commencement of the Portfolio's investment operations, the 20 securities so identified at that time represented the Portfolio's initial investments. Approximately monthly, the Portfolio's investment adviser employs the same Strategic Selection Policies to identify a new list of 20 strategic securities. Based on a rolling 12-month schedule, the investment adviser reviews and adjusts the oldest one-twelfth portion of the Portfolio's assets so as to invest that portion of the Portfolio's assets approximately equally in the new list of 20 strategic securities. For a more detailed discussion of the Portfolio's investment policies, including the frequency of security re-evaluations and the portion of the Portfolio's assets that the Portfolio's investment adviser presently expects to re-evaluate at the end of each period, see the Statement of Additional Information.

The Portfolio's investment adviser generally seeks to allocate cash available for investment due to the sale of new shares of the Portfolio and the receipt of dividends and interest income from Portfolio investments approximately proportionately among its current list of strategic securities in the Portfolio. To the extent that the Portfolio is required to dispose of securities in order to satisfy redemption requests, make distributions, pay expenses or otherwise raise cash for operational purposes, the Portfolio's investment adviser generally intends to sell approximately

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proportionate amounts of securities from all securities in the Portfolio.

Application of the foregoing Strategic Selection Policies is subject to and limited by certain of the Portfolio's other investment policies and restrictions, including restrictions and limitations which must be met in order for the Portfolio to qualify for U.S. federal income tax purposes as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), or in order to comply with requirements of the 1940 Act. The Portfolio is subject to investment diversification requirements that generally provide that the Portfolio may not, with respect to 75% of its assets, invest more than 5% of its assets in the securities of any one issuer or purchase more than 10% of the outstanding voting securities of any one issuer. Further, the Portfolio generally may not invest more than 25% of the value of its total assets in securities of issuers in any particular industry. The Portfolio's satisfaction of these requirements will take precedent over the Strategic Selection Policies. In addition, the Portfolio's investment adviser will try to avoid transacting in odd-lots of securities in order to minimize transaction costs. These limitations may, at times, cause the composition of the Portfolio's investment portfolio to differ significantly from that which would have resulted had the Strategic Selection Policies been fully implemented. In selecting securities for investment or disposition at times that the Portfolio's investment policies and restrictions do not permit full implementation of the Strategic Selection Policies, the Portfolio's investment adviser will have sole discretion to select securities for purchase or sale and generally will make such selections in a manner that is consistent with the Portfolio's investment objective and in a manner that it believes is consistent with the investment rationale that is the basis for the Strategic Selection Policies.

The Portfolio will continue to hold securities, even though such securities may not be included in the most recent list of strategic securities determined for the review and adjustment of a portion of the Portfolio's assets. In addition, although each new list of strategic securities will include only 20 securities, because only a portion of the Portfolio's assets may be reviewed and adjusted at any given time, the Portfolio's investment adviser expects that the number of securities held by the Portfolio may over time increase and that the Portfolio may at times hold forty or more different securities.

The Portfolio may invest up to 5% of its total assets in options on equity securities indices, futures contracts on such indices and options on such futures contracts for both hedging purposes and in an attempt to enhance gain. The Portfolio also may invest up to 5% of its total assets in securities of other registered investment companies that seek to provide investment results that generally correspond to the performance of securities included in one or more broad market indices. Investment in securities of other investment companies will subject the Portfolio to additional and potentially duplicative costs and expenses, including investment management fees charged by such registered investment companies. Pending investment and for temporary defensive purposes the Portfolio may invest without limit in short-term, high quality fixed income securities and in money-market instruments.

The DJIA is the property of Dow Jones & Company, Inc. Dow Jones & Company, Inc. has not granted to the Portfolio a license to use the DJIA. Dow Jones & Company, Inc. has not participated in any way in the creation of the Portfolio or in the selection of the stocks included in such Portfolio and has not approved any information herein relating thereto. Shares of the Portfolio are not designed so that their prices will parallel or correlate with any movements in the DJIA, and it is expected that their prices will not parallel or correlate with such movements.

The MSCI USA Index is the property of Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). Morgan Stanley makes no representation or warranty, express or implied, to the owners of shares of the Portfolio or any member of the public regarding the advisability of investing in investment portfolios generally or in the Portfolio particularly or the ability of the MSCI USA Index to track general stock market performance. Morgan Stanley is the licensor of certain trademarks, service marks and trade names of Morgan Stanley and of the MSCI USA Index which is determined, composed and calculated by Morgan Stanley without regard to this Portfolio. Morgan Stanley has no obligation to take the needs of this Portfolio or the owners of this Portfolio into consideration in determining, composing or calculating the MSCI USA Index. Morgan Stanley is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of this Portfolio to be issued. Morgan Stanley has no obligation or liability to owners of this Portfolio in connection with the administration, marketing or trading of this Portfolio.

ALTHOUGH MORGAN STANLEY SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDICES FROM SOURCES WHICH MORGAN STANLEY CONSIDERS RELIABLE, NEITHER MORGAN STANLEY NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS AND COUNTERPARTIES, OWNERS OF THE PORTFOLIO, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MORGAN STANLEY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MORGAN STANLEY OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

RISK FACTORS. There is no guarantee that the investment objective of the Portfolio will be achieved because it is subject to the continuing ability of the respective issuers of equity securities in which the Portfolio invests to declare and pay dividends and because the market value of such equity securities can be affected by a variety of factors. Common stocks may be especially susceptible to general stock market movements and to volatile increases and decreases of value as market confidence in and perceptions of the issuers change. There can be no assurance that the value of the underlying securities will increase or that the issuers of the securities will pay dividends on outstanding securities. The declaration of dividends by any issuer depends upon several factors including the financial condition of the issuer and general economic conditions. Risks associated with an investment in the Portfolio include the possible deterioration of either the financial condition of the issuers or the general condition of the stock market, and general price volatility. The relatively high dividend yield of certain securities that the Portfolio will acquire may reflect the market's assessment of the risk that the company may reduce or eliminate the dividend in the current period or in the future, or otherwise reflect the market's unfavorable assessment of the company's performance outlook. The Portfolio's investment adviser generally will not take these considerations into account in implementing the Strategic Selection Policies and, accordingly, the Portfolio may at times acquire securities of companies that the market and the Portfolio's investment adviser believe are more susceptible to financial difficulty and corresponding adverse market performance than are other companies with securities included in the DJIA or in the MSCI USA Index.

In addition, investors should be aware that the Portfolio is not "actively managed." Except to raise cash for operational purposes, the Portfolio ordinarily will not sell securities or re-evaluate its investments except as periodically determined by the Portfolio's investment adviser. In addition, only a portion of the Portfolio's assets may be reviewed and adjusted for any given period. As a result, although the Portfolio may (but need not) dispose of a security in certain events such as the issuer having defaulted on the payment on any of its outstanding obligations or the price of a security having declined to such an extent or other factors existing so that in the opinion of the Portfolio's investment adviser the retention of such security would be detrimental to the Portfolio, the adverse financial condition of a company will not result in its elimination from the Portfolio prior to scheduled review and adjustment except under extraordinary circumstances. Similarly, securities held in the Portfolio ordinarily will not be sold by the Portfolio for the purpose of taking advantage of market fluctuations or changes in anticipated rates of appreciation.

                             RISKS OF INVESTING IN

                         SECURITIES OF FOREIGN ISSUERS

The Portfolio may invest up to 25% of the Portfolio's total assets in securities of foreign issuers. Securities of foreign issuers may be denominated in U.S. dollars or in currencies other than U.S. dollars. Investments in foreign securities present certain risks not ordinarily associated with investments in securities of U.S. issuers. These risks include fluctuations in foreign currency exchange rates, political, economic or legal developments (including war or other instability, expropriation of assets, nationalization and confiscatory taxation), the imposition of foreign exchange limitations (including currency blockage), withholding taxes on income or capital transactions or other restrictions, higher transaction costs (including higher brokerage, custodial and settlement costs and currency conversion costs) and possible difficulty in enforcing contractual obligations or taking judicial action. Securities of foreign issuers may not be as liquid and may be more volatile than comparable securities of domestic issuers.

In addition, there often is less publicly available information about many foreign issuers, and issuers of foreign securities are subject to different, often less comprehensive, auditing, accounting and financial reporting disclosure requirements than domestic issuers. There is generally less government regulation of stock exchanges, brokers and listed companies abroad than in the United States, and, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, or diplomatic developments which could affect investment in those countries. Because there is usually less supervision and governmental regulation of foreign exchanges, brokers and dealers than there is in the United States, the Portfolio may experience settlement difficulties or delays not usually encountered in the United States.

Delays in making trades in foreign securities relating to volume constraints, limitations or restrictions, clearance or settlement procedures, or otherwise could impact returns and result in temporary periods when assets of the Portfolio are not fully invested or attractive investment opportunities are foregone.

The Portfolio may invest in securities of issuers in developing or emerging market countries. Investments in securities of issuers in developing or emerging market countries are subject to greater risks than investments in securities of developed countries since emerging market countries tend to have economic structures that are less diverse and mature and political systems that are less stable than developed countries.

In addition to the increased risks of investing in foreign securities, there are often increased transaction costs associated with investing in securities of foreign issuers including the costs incurred in connection with converting currencies, higher foreign brokerage or dealer costs, and higher settlement costs or custodial costs.

The Portfolio may purchase foreign securities in the form of American Depository Receipts, European Depositary Receipts or other securities representing underlying shares of foreign companies. The risks of foreign investments should be considered carefully by an investor in a Portfolio that invests in foreign securities.

Many European countries have adopted or are in the process of adopting a single European currency, commonly referred to as the "euro." The long-term consequences of the euro conversion on foreign exchange rates, interest rates and the value of European securities, all of which may adversely affect the Portfolio, are still uncertain.

                  USING OPTIONS, FUTURES CONTRACTS AND OPTIONS

                              ON FUTURES CONTRACTS

The Portfolio may, but is not required to, use various investment strategic transactions, such as options, futures contracts or options on futures contracts in several different ways, depending upon the status of the Portfolio's investments and the expectations of the Portfolio's investment adviser concerning the securities or currency markets. Although the Portfolio's investment adviser seeks to use these transactions to further the Portfolio's investment objective, no assurance can be given that the use of these transactions will achieve this result.

In times of stable or rising securities' prices, the Portfolio generally seeks to be fully invested. Even when the Portfolio is fully invested, however, prudent management requires that at least a small portion of assets be available as cash to honor redemption requests and for other short-term needs. The Portfolio may also have cash on hand that has not yet been invested. The portion of the Portfolio's assets that is invested in cash or cash equivalents does not fluctuate with overall market prices, so that, in times of rising market prices, the Portfolio may underperform the market in proportion to the amount of cash or cash equivalents in the Portfolio. By purchasing stock index futures contracts, however, the Portfolio can compensate for the cash portion of its assets and may obtain performance equivalent to investing all of its assets in securities.

If the Portfolio's investment adviser forecasts a market decline, the Portfolio may seek to reduce its exposure to the securities markets by increasing its cash position. By selling stock index futures contracts instead of Portfolio securities, a similar result can be achieved to the extent that the performance of the futures contracts correlates to the performance of the Portfolio's investments. Sales of futures contracts frequently may be accomplished more rapidly and at less cost than the actual sale of securities. Once the desired hedged position has been effected, the Portfolio could then liquidate securities in a more deliberate manner, reducing its futures contracts position simultaneously to maintain the desired balance, or it could maintain the hedged position.

As an alternative to futures contracts, the Portfolio can engage in options (or stock index options or stock index futures options) to manage the Portfolio's risk in advancing or declining markets. For example, the value of a put option generally increases as the value of the underlying security declines below a specified level. Value is protected against a market decline to the degree the performance of the put correlates with the performance of the Portfolio's investment portfolio. If the market remains stable or advances, the Portfolio can refrain from exercising the put and the Portfolio will participate in the advance, having incurred only the premium cost for the put.

The Portfolio is authorized to purchase and sell listed and over-the-counter options ("OTC Options"). OTC Options are subject to certain additional risks including default by the other party to the transaction and the liquidity of the transactions.

In addition to futures contracts and options on securities, the Portfolio may engage in foreign currency futures contracts and options. The Portfolio may use currency options to protect it against declines in the U.S. dollar value of foreign currency denominated securities and against increases in the U.S. dollar cost of such securities to be acquired. As in the case of other kinds of options, however, the selling of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received, and the Portfolio could be required to cover its position by purchasing or selling foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to a Portfolio's position, the Portfolio may forfeit the entire amount of the premium plus related transaction costs. Options on foreign currencies in which the Portfolio invest are traded on U.S. and foreign exchanges or over-the-counter.

In certain cases, the options and futures contracts markets provide investment or risk management opportunities that are not available from direct investments in underlying securities. In addition, some strategies can be performed with greater ease and at lower cost by utilizing the options and futures contracts markets rather than purchasing or selling portfolio securities or currencies. However, such transactions involve risks different from direct investments in underlying securities. For example, there may be imperfect correlation between the value of the instruments and the underlying assets. In addition, the use of such instruments includes the risks of default by the other party to certain transactions. The Portfolio may incur losses that partially or completely offset gains in portfolio positions. These transactions may not be liquid and involve manager risk. In addition, such transactions may involve commissions and other costs, which may increase the Portfolio's expenses and reduce its return.

A more complete discussion of options, futures contracts and options on futures contracts and their risks is contained in the Portfolio's Statement of Additional Information. The Statement of Additional Information can be obtained by investors free of charge as described on the back cover of this Prospectus.

                       OTHER INVESTMENTS AND RISK FACTORS

For cash management purposes, the Portfolio may engage in repurchase agreements with broker-dealers, banks and other financial institutions to earn a return on temporarily available cash. Such transactions are subject to the risk of default by the other party.

The Portfolio may invest up to 15% of the Portfolio's net assets in illiquid securities and certain restricted securities. Such securities may be difficult or impossible to sell at the time and the price that the Portfolio would like. Thus, the Portfolio may have to sell such securities at a lower price, sell other securities instead to obtain cash or forego other investment opportunities.

Further information about these types of investments and other investment practices that may be used by the Portfolio is contained in the Portfolio's Statement of Additional Information.

TEMPORARY DEFENSIVE STRATEGY. When market conditions dictate a more "defensive" investment strategy, the Portfolio may, on a temporary basis, hold cash or invest a portion or all of its assets in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, prime commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic banks having total assets of at least

$500 million, and repurchase agreements. Under normal market conditions, the potential for total return on these securities will tend to be lower than the potential for total return on other securities that may be owned by the Portfolio. In taking such a defensive position, the Portfolio temporarily would not be pursuing and may not achieve its investment objective.

                              INVESTMENT ADVISORY
                                    SERVICES

THE ADVISER. Van Kampen Asset Management Inc. is the Portfolio's investment adviser (the "Adviser" or "Asset Management"). The Adviser is a wholly owned subsidiary of Van Kampen Investments Inc. ("Van Kampen Investments"). Van Kampen Investments is a diversified asset management company that administers more than three million retail investor accounts, has extensive capabilities for managing institutional portfolios and has more than $81 billion under management or supervision as of March 31, 2001. Van Kampen Investments has more than 50 open-end funds, more than 30 closed-end funds and more than 2,700 unit investment trusts that are distributed by authorized dealers nationwide. Van Kampen Funds Inc., the distributor of the Portfolio (the "Distributor") and the sponsor of the funds mentioned above, is also a wholly owned subsidiary of Van Kampen Investments. Van Kampen Investments is an indirect wholly owned subsidiary of Morgan Stanley Dean Witter & Co. The Adviser's principal office is located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555.

ADVISORY AGREEMENT. The Portfolio retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Trust, on behalf of the Portfolio (the "Advisory Agreement"), the Portfolio pays the Adviser a monthly fee computed based upon an annual rate applied to average daily net assets of the Portfolio as follows:

                                     % Per
       Average Daily Net Assets      Annum
----------------------------------------------
    First $500 million               0.50%
 ..............................................
    Over $500 million                0.45%
 ..............................................

Applying this fee schedule, the effective advisory fee rate was 0.50% of the Portfolio's average daily net assets for the fiscal year ended December 31, 2000. After voluntary fee waivers, the effective advisory fee rate was 0.13% for the fiscal year ended December 31, 2000. The Portfolio's average daily net assets are determined by taking the average of all of the determinations of the net assets during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month.

Under the Advisory Agreement, the Adviser furnishes offices, necessary facilities and equipment, and provides administrative services to the Portfolio. The Portfolio pays all charges and expenses of its day-to-day operations, including service fees, distribution fees, custodian fees, legal and independent accountant fees, the costs of reports and proxies to shareholders, compensation of trustees of the Trust (other than those who are affiliated persons of the Adviser, Distributor or Van Kampen Investments) and all other ordinary business expenses not specifically assumed by the Adviser.

From time to time, the Adviser or the Distributor may voluntarily undertake to reduce the Portfolio's expenses by reducing the fees payable to them or by reducing other expenses of the Portfolio in accordance with such limitations as the Adviser or Distributor may establish.

The Adviser may utilize, at its own expense, credit analysis, research and trading support services provided by its affiliate, Van Kampen Investment Advisory Corp. ("Advisory Corp.").

PERSONAL INVESTMENT POLICIES. The Portfolio, the Adviser and the Distributor have adopted a Code of Ethics designed to recognize the fiduciary relationships among the Portfolio, the Adviser, the Distributor and their respective employees. The Code of Ethics permits directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to pre-clearance and other procedures designed to prevent conflicts of interest.

PORTFOLIO MANAGEMENT. The Strategic Stock Portfolio is managed by a management team headed by John Cunniff, Senior Portfolio Manager. Mr. Cunniff has had responsibility for the Portfolio since its inception. Mr. Cunniff has been a Managing Director of the Adviser and Advisory Corp. since December 2000, and became a Vice President and Director of Equity Research with the Adviser in

October 1995. Prior to October 1995, Mr. Cunniff was a portfolio manager for three years with Templeton Quantitative Advisors, a subsidiary of the Franklin Group.

Raj Wagle, Portfolio Manager, has been affiliated with the Portfolio since April 1999. Mr. Wagle has been a Vice President of the Adviser and Advisory Corp. since December 1999. Mr. Wagle has been a Portfolio Manager of the Adviser since April 1999 and Quantitative Equity Analyst of the Adviser since February 1998. Prior to November 1997, he was an Equity Analyst with Aeltus Investment Management. Prior to December 1995, he was with Oppenheimer & Company for three years. He was an Equity Analyst for two years and spent his first year as a Research Associate.

                               PURCHASE OF SHARES

The Portfolio offers two classes of shares designated as Class I Shares and Class II Shares. Prior to April 28, 2000, the Portfolio issued one class of shares and that class of shares has been designated as Class I Shares. The Class I Shares of the Portfolio are offered by this Prospectus (Class II Shares of the Portfolio are offered through a separate prospectus). Each class of shares represents an interest in the same portfolio of investments of the Portfolio and has the same rights, except for the differing distribution fees, services fees and related expenses associated with each class of shares and the exclusive voting rights by each class with respect to any Rule 12b-1 distribution plan or service plan for such class of shares. Investors can contact their financial adviser for more information regarding the insurance company's Accounts and class of the Portfolio's shares available through such Accounts.

The Portfolio generally offers shares only to Accounts of various insurance companies to fund the benefits of variable annuity or variable life insurance contracts. The Portfolio does not foresee any disadvantage to holders of Contracts arising out of the fact that the interests of holders of annuity contracts may differ from the interests of holders of life insurance contracts or that holders of one insurance company may differ from holders of other insurance companies. Nevertheless, the Portfolio's Board of Trustees intends to monitor events to identify any material irreconcilable conflicts which may possibly arise and to determine what action, if any, should be taken. The Contracts are described in the separate prospectuses issued by participating insurance companies and accompanying this Portfolio Prospectus.

The Portfolio continuously offers shares to the Accounts at prices equal to the net asset value per share of the Portfolio. The Distributor, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, acts as the distributor of the Portfolio's shares. The Portfolio and the Distributor reserve the right to refuse any order for the purchase of shares. Net asset value is determined in the manner set forth below under "Determination of Net Asset Value."

                        DETERMINATION OF NET ASSET VALUE

The net asset value per share for the Portfolio is determined once daily as of the close of trading on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m., New York time) each day the Exchange is open for trading except on any day on which no purchase or redemption orders are received or there is not a sufficient degree of trading in the Portfolio's securities such that the Portfolio's net asset value per share might be materially affected. The Portfolio's Board of Trustees reserves the right to calculate the net asset value per share and adjust the offering price more frequently than once daily if deemed desirable. See the accompanying prospectus for the policies observed by the insurance company. Net asset value per share is determined by dividing the value of the Portfolio securities, cash and other assets (including accrued interest) attributable to such class of shares, less all liabilities (including accrued expenses) attributable to such class of shares, by the total number of shares of the class of shares outstanding. Such computation is made by using prices as of the close of trading on the Exchange and (i) valuing securities listed or traded on a national securities exchange at the last reported sale price or, if there has been no sale that day, at the mean between the last reported bid and asked prices, (ii) valuing over-the-counter securities at the last reported sale price available from the National Association of Securities Dealers Automated Quotations ("NASDAQ") or, if there has been no sale that day, at the mean between the last reported bid and asked prices, (iii) valuing unlisted securities at the mean between the last reported bid and asked prices obtained from reputable brokers and (iv) valuing any securities for which market quotations are not readily available and any other assets at fair value as determined in good faith by the Adviser in accordance with procedures established by the Portfolio's Board of Trustees. Short-term investments of the Portfolio are valued as described in the notes to the financial statements in the Statement of Additional Information.

                              REDEMPTION OF SHARES

Payment for shares tendered for redemption by the insurance company is made ordinarily in cash within seven days after tender in proper form, except under unusual circumstances as determined by the SEC. The redemption price will be the net asset value per share next determined after the receipt of a request in proper form. The market values of the securities in the Portfolio are subject to daily fluctuations and the net asset value per share of the Portfolio's shares will fluctuate accordingly. Therefore, the redemption value may be more or less than the investor's cost.

                                   DIVIDENDS,
                                 DISTRIBUTIONS
                                   AND TAXES

All dividends and capital gains distributions of the Portfolio are automatically reinvested by the Account in additional shares of the Portfolio.

Interest earned from investments is the main source of income for the Portfolio. Substantially all of this income, less expenses, is distributed to Accounts at least annually. When the Portfolio sells portfolio securities, it may realize capital gains or losses, depending on whether the prices of the securities sold are higher or lower than the prices the Portfolio paid to purchase them. The Portfolio distributes any net capital gains to Accounts at least annually.

TAX STATUS OF THE PORTFOLIO. The Portfolio has elected and qualified, and intends to continue to qualify, to be taxed as a regulated investment company under the Code. If the Portfolio so qualifies and distributes each year to its shareholders at least 90% of its investment company taxable income, the Portfolio will not be required to pay federal income taxes on any income it distributes to shareholders. If for any taxable year the Portfolio does not qualify for the special tax treatment afforded regulated investment companies, all of its taxable income would be subject to tax at regular corporate rates (without any deduction for distributions to shareholders).

TAX TREATMENT TO INSURANCE COMPANY AS SHAREHOLDER. The investments of the Accounts in the Portfolios are subject to the diversification requirements of
Section 817(h) of the Code, which must be met at the end of each calendar quarter of the year (or within 30 days thereafter). Regulations issued by the Secretary of the Treasury have the effect of requiring the Accounts to invest no more than 55% of their total assets in securities of any one issuer, no more than 70% in the securities of any two issuers, no more than 80% in the securities of any three issuers, and no more than 90% in the securities of any four issuers. For this purpose, the U.S. Treasury and each U.S. government agency and instrumentality is considered to be a separate issuer. In the event the investments of the Accounts in the Portfolio are not properly diversified under Code Section 817(h), then the policies funded by shares of the Portfolio will not be treated as life insurance for federal income tax purposes and the owners of the policies will be subject to taxation on their respective shares of the dividends and distributions paid by the Portfolio.

Distributions of the Portfolio's investment company taxable income (generally ordinary income and net short-term capital gain) are includable in the insurance company's gross income. The tax treatment of such distributions depends on the insurance company's tax status. Distributions from the Portfolio will not be eligible for the dividends received deduction for corporations.

Distributions of the Portfolio's net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) as capital gain dividends, if any, are taxable to the insurance company as long-term capital gains, regardless of how long the shares of the Portfolio have been held by the insurance company. Such capital gain dividends will be so designated in a written notice to the Accounts (contained in the annual report). Capital gain dividends are not eligible for the dividends received deduction for corporations. Dividends and capital gain dividends to the insurance company may also be subject to state and local taxes.

As described in the accompanying prospectus for the Contracts, the insurance company reserves the right to assess the Account a charge for any taxes paid by the insurance company.

                              FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the financial performance of the Portfolio's Class I Shares for the periods indicated. Prior to April 28, 2000, the Portfolio issued one class of shares and that class of shares has been designated as Class I Shares. Certain information reflects financial results for a single Class I Share of the Portfolio. The total returns in the table represents the rate that an investor would have earned (or lost) on an investment in the Portfolio (assuming reinvestment of all dividends and distributions). The information for the fiscal year ended December 31, 2000 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Portfolio's most recent financial statements, is included in the Statement of Additional Information and may be obtained without charge by calling the telephone number on the back cover of this Prospectus. The information for the fiscal years ended December 31, 1999 and 1998, and the fiscal period November 3, 1997 (commencement of investment operations) to December 31, 1997 has been audited by PricewaterhouseCoopers LLP. This information should be read in conjunction with the financial statements and notes thereto included in the Statement of Additional Information.

                                                                                              November 3, 1997
                                                                                              (Commencement of
                                                          Year Ended                      Investment Operations) to
     STRATEGIC STOCK PORTFOLIO              2000       December 31, 1999       1998           December 31, 1997
-----------------------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of the
  Period............................       $11.73           $11.93            $10.25               $10.00
                                           ------           ------            ------               ------
  Net Investment Income.............          .24              .18               .11                  .03
  Net Realized and Unrealized
     Gain/Loss......................          .60             (.23)             1.58                  .22
                                           ------           ------            ------               ------

Total from Investment Operations....          .84             (.05)             1.69                  .25
                                           ------           ------            ------               ------

Less:
  Distributions from Net Investment
     Income.........................          .20              .12               .01                  -0-
  Distributions from Net Realized
     Gain...........................          .41              .03               -0-                  -0-
                                           ------           ------            ------               ------

Total Distributions.................          .61              .15               .01                  -0-
                                           ------           ------            ------               ------

Net Asset Value, End of the
  Period............................       $11.96           $11.73            $11.93               $10.25
                                           ======           ======            ======               ======

Total Return*.......................        8.20%            -.47%            16.51%                2.45%**
Net Assets at End of the Period (In
  millions).........................       $ 32.6           $ 29.9            $ 21.4               $  2.5
Ratio of Expenses to Average Net
  Assets* (a).......................         .66%             .65%              .65%                 .61%
Ratio of Net Investment Income to
  Average Net Assets*...............        2.28%            1.81%             2.01%                2.67%
Portfolio Turnover..................          48%              43%               10%                   0%**

*If certain expenses had not been
 assumed by the Adviser, Total
 Return would have been lower and
 the ratios would have been as
 follows:
Ratio of Expenses to Average Net
  Assets (a)........................        1.03%             .91%             1.25%                2.59%
Ratio of Net Investment Income to
  Average Net Assets................        1.91%            1.55%             1.41%                 .68%

** Non-annualized
(a) The Ratios of Expenses to Average Net Assets do not reflect credits earned on overnight cash balances. If these credits were reflected as a reduction of expenses, the ratios would decrease by .01% for the year ended December 31, 2000.

                               BOARD OF TRUSTEES
                                  AND OFFICERS

                               BOARD OF TRUSTEES

J. Miles Branagan         Jack E. Nelson
Jerry D. Choate           Richard F. Powers, III*
Linda Hutton Heagy        Phillip B. Rooney
R. Craig Kennedy          Wayne W. Whalen*
Mitchell M. Merin*        Suzanne H. Woolsey

                                    OFFICERS

Richard F. Powers, III*
President

Stephen L. Boyd*
Executive Vice President and Chief Investment Officer

A. Thomas Smith III*
Vice President and Secretary

John H. Zimmermann, III*
Vice President

Michael H. Santo*
Vice President

Richard A. Ciccarone*
Vice President

John R. Reynoldson*
Vice President

John L. Sullivan*
Vice President, Chief Financial Officer and Treasurer

* "Interested persons" of the Portfolio, as defined in the Investment Company Act of 1940, as amended.

                              FOR MORE INFORMATION

EXISTING SHAREHOLDERS OR PROSPECTIVE INVESTORS
Call your broker or (800) 341-2929
7:00 a.m. to 7:00 p.m. Central time Monday through Friday

DEALERS
For dealer information, selling agreements, wire orders, or redemptions, call the Distributor at (800) 421-5666

TELECOMMUNICATIONS DEVICE FOR THE DEAF
For shareholder and dealer inquiries through Telecommunications Device for the Deaf (TDD), call (800) 421-2833

WEB SITE
www.vankampen.com

VAN KAMPEN LIFE INVESTMENT TRUST--STRATEGIC STOCK PORTFOLIO
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Investment Adviser

VAN KAMPEN ASSET MANAGEMENT INC.
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Distributor

VAN KAMPEN FUNDS INC.
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Transfer Agent

VAN KAMPEN INVESTOR SERVICES INC.
PO Box 218256
Kansas City, MO 64121-8256
Attn: Van Kampen Life Investment Trust--Strategic Stock Portfolio

Custodian

STATE STREET BANK AND TRUST COMPANY
225 Franklin Street, PO Box 1713
Boston, MA 02110
Attn: Van Kampen Life Investment Trust--Strategic Stock Portfolio

Legal Counsel

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, IL 60606

Independent Auditors

ERNST & YOUNG LLP
233 South Wacker Drive
Chicago, IL 60606

                                  VAN  KAMPEN
                            LIFE  INVESTMENT  TRUST
                           STRATEGIC STOCK PORTFOLIO

                                 CLASS I SHARES
                                   PROSPECTUS
                                 APRIL 18, 2001

A Statement of Additional Information, which contains more details about the Trust and the Strategic Stock Portfolio, is incorporated by reference in its entirety into this Prospectus.

You will find additional information about the Portfolio in its annual and semiannual reports to shareholders. The annual report explains the market conditions and investment strategies affecting the Portfolio's performance during its last fiscal year.

You can ask questions or obtain a free copy of the Portfolio's reports or the Statement of Additional Information by calling (800) 341-2911 from 7:00 a.m. to 7:00 p.m., Central time, Monday through Friday. Telecommunications Device for the Deaf users may call (800) 421-2833.

Information about the Trust and the Strategic Stock Portfolio, including the reports and Statement of Additional Information, has been filed with the Securities and Exchange Commission (SEC). It can be reviewed and copied at the SEC's Public Reference Room in Washington, DC or on the EDGAR database on the SEC's internet site (http://www.sec.gov). Information on the operation of the SEC's Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. You can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC's e-mail address (publicinfo@sec.gov) or by writing to the Public Reference Section of the SEC, Washington, DC 20549-0102.


                [VAN KAMPEN INVESTMENTS LOGO]

The Portfolio's Investment Company Act File No. is 811-4424.
                                                               LIT PRO SS I 4/01

                        VAN KAMPEN LIFE INVESTMENT TRUST
                             ON BEHALF OF ITS SERIES
                            STRATEGIC STOCK PORTFOLIO
                                 CLASS II SHARES
                    SUPPLEMENT DATED AUGUST 16, 2001 TO THE
                        PROSPECTUS DATED APRIL 18, 2001

    The Prospectus is hereby supplemented as follows:

    (1) Richard A. Ciccarone is no longer an officer of the Fund. The information on the inside back cover of the Prospectus under the heading "BOARD OF TRUSTEES AND OFFICERS" is hereby amended by deleting the OFFICERS section in its entirety and revising the heading to "BOARD OF TRUSTEES".

                  RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE
                                LIT SPT SS2 8/01

                                   VAN KAMPEN
                            LIFE  INVESTMENT  TRUST
                           STRATEGIC STOCK PORTFOLIO

The Strategic Stock Portfolio's investment objective is to seek an above average total return through a combination of potential capital appreciation and dividend income, consistent with the preservation of invested capital.
Shares of the Portfolio have not been approved or disapproved by the Securities and Exchange Commission (SEC) or any state regulator, and neither the SEC nor any state regulator has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                    This Prospectus is dated APRIL 18, 2001

                                CLASS II SHARES
                                   PROSPECTUS

                         [VAN KAMPEN INVESTMENTS LOGO]

                               TABLE OF CONTENTS

Risk/Return Summary................................   3
Van Kampen Life Investment Trust General
  Information......................................   5
Investment Objective, Policies and Risks...........   5
Investment Advisory Services.......................  10
Purchase of Shares.................................  11
Redemption of Shares...............................  12
Dividends, Distributions and Taxes.................  12
Financial Highlights...............................  14

No dealer, salesperson or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Portfolio, the Portfolio's investment adviser or the Portfolio's distributor. This Prospectus does not constitute an offer by the Portfolio or by the Portfolio's distributor to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Portfolio to make such an offer in such jurisdiction.

                              RISK/RETURN SUMMARY

                              INVESTMENT OBJECTIVE

The Portfolio's investment objective is to seek an above average total return through a combination of potential capital appreciation and dividend income, consistent with the preservation of invested capital.

                             INVESTMENT STRATEGIES

Under normal market conditions, the Portfolio's investment adviser seeks to achieve the Portfolio's investment objective by investing in a portfolio of high dividend yielding equity securities of companies included in the Dow Jones Industrial Average (the "DJIA") or in the Morgan Stanley Capital International USA Index (the "MSCI USA Index"). The Portfolio's investment adviser buys and sells investment securities based primarily upon specific objective criteria (emphasizing dividend yield) applied to DJIA and MSCI USA Index companies. The Portfolio may invest up to 25% of its total assets in securities of foreign issuers. The Portfolio may purchase and sell certain derivative instruments, such as options, futures and options on futures, for various portfolio management purposes.

                                INVESTMENT RISKS

An investment in the Portfolio is subject to risks, and you could lose money on your investment in the Portfolio. There can be no assurance that the Portfolio will achieve its investment objective.

MARKET RISK. Market risk is the possibility that the market values of securities owned by the Portfolio will decline. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. Investments in equity securities generally are affected by changes in the stock markets, which fluctuate substantially over time, sometimes suddenly and sharply. The Portfolio emphasizes high dividend yielding stocks selected based upon specific objective criteria. The market value of the Portfolio's equity securities may or may not fluctuate in tandem with overall changes in the stock markets. The ability of the Portfolio's investment holdings to generate income is dependent on the earnings and the continuing declaration of dividends by the issuers of such securities.

FOREIGN RISKS. Because the Portfolio may own securities of foreign issuers, it may be subject to risks not usually associated with owning securities of U.S. issuers. These risks can include fluctuations in foreign currencies, foreign currency exchange controls, political and economic instability, differences in financial reporting, differences in securities regulation and trading and foreign taxation issues.

RISKS OF USING DERIVATIVE INSTRUMENTS. In general terms, a derivative instrument is one whose value depends on (or is derived from) the value of an underlying asset, interest rate or index. Options, futures and options on futures are examples of derivative instruments. Derivative instruments involve risks different from direct investments in underlying securities. These risks include imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

STYLE RISK. Securities are purchased and sold for the Portfolio based primarily upon specific objective criteria. The Portfolio's style may not be as successful in selecting the best-performing securities as other styles and may underperform the overall market.

                                INVESTOR PROFILE

In light of the Portfolio's investment objective and strategies, the Portfolio may be appropriate for investors who:

- Seek an above average total return through a combination of potential capital appreciation and dividend income

- Can withstand volatility in the value of their shares in the Portfolio

- Wish to add their investment holdings a portfolio that invests primarily in equity securities

An investment in the Portfolio is not a deposit of any bank or other insured depository institution. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

An investment in the Portfolio may not be appropriate for all investors. The Portfolio is not intended to be a complete investment program, and investors should consider their long-term investment goals and financial needs when making an investment decision about the Portfolio. An investment in the Portfolio is intended to be a long-term investment, and the Portfolio should not be used as a trading vehicle.

                               ANNUAL PERFORMANCE

One way to measure the risks of investing in the Portfolio is to look at how its performance has varied from year-to-year. The following chart shows the annual returns of the Portfolio* over the three calendar years prior to the date of this Prospectus. Sales charges and other expenses at the contract level are not reflected in this chart. If sales charges or other expenses at the contract level had been included, the returns shown below would have been lower. Remember that the past performance of the Portfolio is not indicative of its future performance.

                                                                             ANNUAL RETURN
                                                                             -------------
1998                                                                             16.51
1999                                                                             -0.47
2000                                                                              8.20

* Class II Shares of the Portfolio were first sold on July 24, 2000 and do not have a full calendar year of return information to report. The returns shown in the Annual Performance chart above (and in the Comparative Performance chart below) are for the Class I Shares of the Portfolio (which are offered in a separate prospectus). The annual return variability of the Portfolio's Class II Shares would be substantially similar to that shown for the Class I Shares because all of the Portfolio's shares are invested in the same portfolio of securities; however, the actual annual returns of the Class II Shares would be lower than the annual returns shown for the Portfolio's Class I Shares because of differences in the expenses borne by each class of shares. Return information for the Portfolio's Class II Shares will be shown in future prospectuses offering the Portfolio's Class II Shares after the Portfolio's Class II Shares have a full calendar year of return information.

The Portfolio's return for the three-month period ended March 31, 2001 for Class I Shares was -3.10%. As a result of market activity, current performance may vary from the figures shown.

During the three-year period shown in the bar chart, the highest quarterly return for Class I Shares was 15.11% (for the quarter ended December 31, 2000) and the lowest quarterly return for Class I Shares was -8.90% (for the quarter ended September 30, 1999).

                            COMPARATIVE PERFORMANCE

As a basis for evaluating the Portfolio's performance and risks, the table below shows how the Portfolio's performance compares with two broad-based market indices that the Portfolio's investment adviser believes are appropriate benchmarks for the Portfolio: Dow Jones Industrial Average* and the MSCI USA Index**. The Portfolio's performance figures listed below do not include sales charges or other expenses at the contract level that would be paid by investors. The indices' performance figures do not include any commissions or sales charges that would be paid by investors purchasing securities represented by the indices. An investment cannot be made directly in the indices. Average annual total returns are shown for the periods ended December 31, 2000 (the most recently completed calendar year prior to the date of this Prospectus). Remember that the past performance of the Portfolio is not indicative of its future performance.

     Average Annual
      Total Returns
         for the
      Periods Ended     Past       Since
    December 31, 2000  1 Year    Inception
----------------------------------------------
    Van Kampen
    Strategic Stock
    Portfolio --
    Class I Shares***    8.20%     8.29%(1)
 ..............................................
    Dow Jones
    Industrial
    Average             -4.85%    14.27%(2)
 ..............................................
    MSCI
    USA Index          -12.84%    12.95%(2)
 ..............................................

Inception dates: (1) 11/3/97, (2) 10/31/97.
* The Dow Jones Industrial Average is a price-weighted average of 30 actively traded stocks of well established, blue-chip companies as selected by Dow Jones & Co.
** The MSCI USA Index is composed of approximately 355 large-company stocks which achieved a 60 percent representation of U.S. market capitalization as well as 60 percent of the capitalization of each industry group.
*** Class II Shares of the Portfolio were first sold on July 24, 2000 and do not have a full calendar year of return information to report. The returns shown for the Comparative Performance chart above are for the Class I Shares of the Portfolio (which are offered in a separate prospectus). The annual return variability of the Portfolio's Class II Shares would be substantially similar to that shown for the Class I Shares because all of the Portfolio's shares are invested in the same portfolio of securities; however, the actual annual returns of the Class II Shares would be lower than the actual annual returns shown for the Portfolio's Class I Shares because of differences in the expenses borne by each class of shares. Return information for the Portfolio's Class II Shares will be shown in future prospectuses offering the Portfolio's Class II Shares after the Portfolio's Class II Shares have a full calendar year of return information.

                                VAN KAMPEN LIFE
                                INVESTMENT TRUST
                              GENERAL INFORMATION

Van Kampen Life Investment Trust (the "Trust") is an open-end management investment company which offers shares in several separate portfolios, including this Strategic Stock Portfolio. Each portfolio is in effect a separate mutual fund. Each portfolio of the Trust has a different investment objective(s) which it pursues through its investment policies. Each portfolio has its own income, expenses, assets, liabilities and net asset value and each portfolio issues its own shares. Shares of each portfolio represent an interest only in that portfolio.

Shares of each portfolio generally are sold only to separate accounts (the "Accounts") of various insurance companies to fund the benefits of variable annuity or variable life insurance policies (the "Contracts"). The Accounts may invest in shares of the portfolios in accordance with allocation instructions received from contract owners ("Contract Owners"). Such allocation rights, as well as sales charges and other expenses imposed on Contract Owners by the Contracts, are further described in the accompanying Contract prospectus.

                             INVESTMENT OBJECTIVE,
                               POLICIES AND RISKS

The Portfolio's investment objective is to seek an above average total return through a combination of potential capital appreciation and dividend income, consistent with the preservation of invested capital. The Portfolio's investment objective is a fundamental policy and may not be changed without shareholder approval of a majority of the Portfolio's outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). There are risks inherent in all investments in securities; accordingly, there can be no assurance that the Portfolio will achieve its investment objective.

Under normal market conditions, the Portfolio's investment adviser seeks to achieve the investment objective by investing in a portfolio of high dividend yielding equity securities of companies included in the DJIA or in the MSCI USA Index. The DJIA was first published in The Wall Street Journal in 1896. Initially consisting of just 12 stocks, the DJIA expanded to 20 stocks in 1916 and to its present size of 30 stocks on October 1, 1928. The MSCI USA Index consists of approximately 355 large domestic companies in the United States and has existed since January 1, 1970.

The Portfolio's investment adviser selects investment securities for the Portfolio based upon the Portfolio's strategic selection policies (the "Strategic Selection Policies") as follows:

The ten highest dividend yielding securities in the DJIA are identified for investment. In addition, all companies having securities in the MSCI USA Index are reviewed by the Portfolio's investment adviser. Securities of companies in the financial or utility sectors and companies having securities included in the DJIA are excluded. The remaining pool of MSCI USA Index securities is further evaluated and securities of companies that do not have positive one-and three-year sales and earnings growth rates and two years of positive dividend growth are excluded. The Portfolio's investment adviser also excludes MSCI USA Index securities that are in the bottom 25% of all MSCI USA Index securities measured in terms of total annual trading volume. MSCI USA Index securities of the remaining companies are ranked by dividend yield, and the ten highest-yielding such MSCI USA Index securities are identified for investment. In the event that this process results in less than 10 remaining MSCI USA Index securities, those companies with the most favorable one- and three-year sales and earnings performance and two-year dividend performance as determined by the Portfolio's investment adviser are added back until the number of MSCI USA Index securities equals 10. Dividend yield for purposes of applying the foregoing investment policies is calculated for each security by annualizing the last quarterly or semi-annual ordinary dividend declared on the security and dividing the result by the security's closing sale price on the applicable date. This yield is historical and there can be no assurance that any dividends will be declared or paid in the future.

At the commencement of the Portfolio's investment operations, the 20 securities so identified at that time represented the Portfolio's initial investments. Approximately monthly, the Portfolio's investment adviser employs the same Strategic Selection Policies to identify a new list of 20 strategic securities. Based on a rolling 12-month schedule, the investment adviser reviews and adjusts the oldest one-twelfth portion of the Portfolio's assets so as to invest that portion of the Portfolio's assets approximately equally in the new list of 20 strategic securities. For a more detailed discussion of the Portfolio's investment policies, including the frequency of security re-evaluations and the portion of the Portfolio's assets that the Portfolio's investment adviser presently expects to re-evaluate at the end of each period, see the Statement of Additional Information.

The Portfolio's investment adviser generally seeks to allocate cash available for investment due to the sale of new shares of the Portfolio and the receipt of dividends and interest income from Portfolio investments approximately proportionately among its current list of strategic securities in the Portfolio. To the extent that the Portfolio is required to dispose of securities in order to satisfy redemption requests, make distributions, pay expenses or otherwise raise cash for operational purposes, the Portfolio's investment adviser generally intends to sell approximately proportionate amounts of securities from all securities in the Portfolio.

Application of the foregoing Strategic Selection Policies is subject to and limited by certain of the Portfolio's other investment policies and restrictions, including restrictions and limitations which must be met in order for the Portfolio to qualify for U.S. federal income tax purposes as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), or in order to comply with requirements of the 1940 Act. The Portfolio is subject to investment diversification requirements that generally provide that the Portfolio may not, with respect to 75% of its assets, invest more than 5% of its assets in the securities of any one issuer or purchase more than 10% of the outstanding voting securities of any one issuer. Further, the Portfolio generally may not invest more than 25% of the value of its total assets in securities of issuers in any particular industry. The Portfolio's satisfaction of these requirements will take precedent over the Strategic Selection Policies. In addition, the Portfolio's investment adviser will try to avoid transacting in odd-lots of securities in order to minimize transaction costs. These limitations may, at times, cause the composition of the Portfolio's investment portfolio to differ significantly from that which would have resulted had the Strategic Selection Policies been fully implemented. In selecting securities for investment or disposition at times that the Portfolio's investment policies and restrictions do not permit full implementation of the Strategic Selection Policies, the Portfolio's investment adviser will have sole discretion to select securities for purchase or sale and generally will make such selections in a manner that is consistent with the Portfolio's investment objective and in a manner that it believes is consistent with the investment rationale that is the basis for the Strategic Selection Policies.

The Portfolio will continue to hold securities, even though such securities may not be included in the most recent list of strategic securities determined for the review and adjustment of a portion of the Portfolio's assets. In addition, although each new list of strategic securities will include only 20 securities, because only a portion of the Portfolio's assets may be reviewed and adjusted at any given time, the Portfolio's investment adviser expects that the number of securities held by the Portfolio may over time increase and that the Portfolio may at times hold forty or more different securities.

The Portfolio may invest up to 5% of its total assets in options on equity securities indices, futures contracts on such indices and options on such futures contracts for both hedging purposes and in an attempt to enhance gain. The Portfolio also may invest up to 5% of its total assets in securities of other registered investment companies that seek to provide investment results that generally correspond to the performance of securities included in one or more broad market indices. Investment in securities of other investment companies will subject the Portfolio to additional and potentially duplicative costs and expenses, including investment management fees charged by such registered investment companies. Pending investment and for temporary defensive purposes the Portfolio may invest without limit in short-term, high quality fixed income securities and in money-market instruments.

The DJIA is the property of Dow Jones & Company, Inc. Dow Jones & Company, Inc. has not granted to the Portfolio a license to use the DJIA. Dow Jones & Company, Inc. has not participated in any way in the creation of the Portfolio or in the selection of the stocks included in such Portfolio and has not approved any information herein relating thereto. Shares of the Portfolio are not designed so that their prices will parallel or correlate with any movements in the DJIA, and it is expected that their prices will not parallel or correlate with such movements.

The MSCI USA Index is the property of Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). Morgan Stanley makes no representation or warranty, express or implied, to the owners of shares of the Portfolio or any member of the public regarding the advisability of investing in investment portfolios generally or in the Portfolio particularly or the ability of the MSCI USA Index to track general stock market performance. Morgan Stanley is the licensor of certain trademarks, service marks and trade names of Morgan Stanley and of the MSCI USA Index which is determined, composed and calculated by Morgan Stanley without regard to this Portfolio. Morgan Stanley has no obligation to take the needs of this Portfolio or the owners of this Portfolio into consideration in determining, composing or calculating the MSCI USA Index. Morgan Stanley is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of this Portfolio to be issued. Morgan Stanley has no obligation or liability to owners of this Portfolio in connection with the administration, marketing or trading of this Portfolio.

ALTHOUGH MORGAN STANLEY SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDICES FROM SOURCES WHICH MORGAN STANLEY CONSIDERS RELIABLE, NEITHER MORGAN STANLEY NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS AND COUNTERPARTIES, OWNERS OF THE PORTFOLIO, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MORGAN STANLEY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MORGAN STANLEY OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

RISK FACTORS. There is no guarantee that the investment objective of the Portfolio will be achieved because it is subject to the continuing ability of the respective issuers of equity securities in which the Portfolio invests to declare and pay dividends and because the market value of such equity securities can be affected by a variety of factors. Common stocks may be especially susceptible to general stock market movements and to volatile increases and decreases of value as market confidence in and perceptions of the issuers change. There can be no assurance that the value of the underlying securities will increase or that the issuers of the securities will pay dividends on outstanding securities. The declaration of dividends by any issuer depends upon several factors including the financial condition of the issuer and general economic conditions. Risks associated with an investment in the Portfolio include the possible deterioration of either the financial condition of the issuers or the general condition of the stock market, and general price volatility. The relatively high dividend yield of certain securities that the Portfolio will acquire may reflect the market's assessment of the risk that the company may reduce or eliminate the dividend in the current period or in the future, or otherwise reflect the market's unfavorable assessment of the company's performance outlook. The Portfolio's investment adviser generally will not take these considerations into account in implementing the Strategic Selection Policies and, accordingly, the Portfolio may at times acquire securities of companies that the market and the Portfolio's investment adviser believe are more susceptible to financial difficulty and corresponding adverse market performance than are other companies with securities included in the DJIA or in the MSCI USA Index.

In addition, investors should be aware that the Portfolio is not "actively managed." Except to raise cash for operational purposes, the Portfolio ordinarily will not sell securities or re-evaluate its investments except as periodically determined by the Portfolio's investment adviser. In addition, only a portion of the Portfolio's assets may be reviewed and adjusted for any given period. As a result, although the Portfolio may (but need not) dispose of a security in certain events such as the issuer having defaulted on the payment on any of its outstanding obligations or the price of a security having declined to such an extent or other factors existing so that in the opinion of the

Portfolio's investment adviser the retention of such security would be detrimental to the Portfolio, the adverse financial condition of a company will not result in its elimination from the Portfolio prior to scheduled review and adjustment except under extraordinary circumstances. Similarly, securities held in the Portfolio ordinarily will not be sold by the Portfolio for the purpose of taking advantage of market fluctuations or changes in anticipated rates of appreciation.

                             RISKS OF INVESTING IN

                         SECURITIES OF FOREIGN ISSUERS

The Portfolio may invest up to 25% of the Portfolio's total assets in securities of foreign issuers. Securities of foreign issuers may be denominated in U.S. dollars or in currencies other than U.S. dollars. Investments in foreign securities present certain risks not ordinarily associated with investments in securities of U.S. issuers. These risks include fluctuations in foreign currency exchange rates, political, economic or legal developments (including war or other instability, expropriation of assets, nationalization and confiscatory taxation), the imposition of foreign exchange limitations (including currency blockage), withholding taxes on income or capital transactions or other restrictions, higher transaction costs (including higher brokerage, custodial and settlement costs and currency conversion costs) and possible difficulty in enforcing contractual obligations or taking judicial action. Securities of foreign issuers may not be as liquid and may be more volatile than comparable securities of domestic issuers.

In addition, there often is less publicly available information about many foreign issuers, and issuers of foreign securities are subject to different, often less comprehensive, auditing, accounting and financial reporting disclosure requirements than domestic issuers. There is generally less government regulation of stock exchanges, brokers and listed companies abroad than in the United States, and, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, or diplomatic developments which could affect investment in those countries. Because there is usually less supervision and governmental regulation of foreign exchanges, brokers and dealers than there is in the United States, the Portfolio may experience settlement difficulties or delays not usually encountered in the United States.

Delays in making trades in foreign securities relating to volume constraints, limitations or restrictions, clearance or settlement procedures, or otherwise could impact returns and result in temporary periods when assets of the Portfolio are not fully invested or attractive investment opportunities are foregone.

The Portfolio may invest in securities of issuers in developing or emerging market countries. Investments in securities of issuers in developing or emerging market countries are subject to greater risks than investments in securities of developed countries since emerging market countries tend to have economic structures that are less diverse and mature and political systems that are less stable than developed countries.

In addition to the increased risks of investing in foreign securities, there are often increased transaction costs associated with investing in securities of foreign issuers including the costs incurred in connection with converting currencies, higher foreign brokerage or dealer costs, and higher settlement costs or custodial costs.

The Portfolio may purchase foreign securities in the form of American Depository Receipts, European Depositary Receipts or other securities representing underlying shares of foreign companies. The risks of foreign investments should be considered carefully by an investor in a Portfolio that invests in foreign securities.

Many European countries have adopted or are in the process of adopting a single European currency, commonly referred to as the "euro." The long-term consequences of the euro conversion on foreign exchange rates, interest rates and the value of European securities, all of which may adversely affect the Portfolio, are still uncertain.

                  USING OPTIONS, FUTURES CONTRACTS AND OPTIONS

                              ON FUTURES CONTRACTS

The Portfolio may, but is not required to, use various investment strategic transactions, such as options, futures contracts or options on futures contracts in several different ways, depending upon the status of the Portfolio's investments and the expectations of the Portfolio's investment adviser concerning the securities or currency markets. Although the Portfolio's investment adviser seeks to use these transactions to further the Portfolio's investment objective, no assurance can be given that the use of these transactions will achieve this result.

In times of stable or rising securities' prices, the Portfolio generally seeks to be fully invested. Even when the Portfolio is fully invested, however, prudent management requires that at least a small portion of assets be available as cash to honor redemption requests and for other short-term needs. The Portfolio may also have cash on hand that has not yet been invested. The portion of the Portfolio's assets that is invested in cash or cash equivalents does not fluctuate with overall market prices, so that, in times of rising market prices, the Portfolio may underperform the market in proportion to the amount of cash or cash equivalents in the Portfolio. By purchasing stock index futures contracts, however, the Portfolio can compensate for the cash portion of its assets and may obtain performance equivalent to investing all of its assets in securities.

If the Portfolio's investment adviser forecasts a market decline, the Portfolio may seek to reduce its exposure to the securities markets by increasing its cash position. By selling stock index futures contracts instead of Portfolio securities, a similar result can be achieved to the extent that the performance of the futures contracts correlates to the performance of the Portfolio's investments. Sales of futures contracts frequently may be accomplished more rapidly and at less cost than the actual sale of securities. Once the desired hedged position has been effected, the Portfolio could then liquidate securities in a more deliberate manner, reducing its futures contracts position simultaneously to maintain the desired balance, or it could maintain the hedged position.

As an alternative to futures contracts, the Portfolio can engage in options (or stock index options or stock index futures options) to manage the Portfolio's risk in advancing or declining markets. For example, the value of a put option generally increases as the value of the underlying security declines below a specified level. Value is protected against a market decline to the degree the performance of the put correlates with the performance of the Portfolio's investment portfolio. If the market remains stable or advances, the Portfolio can refrain from exercising the put and the Portfolio will participate in the advance, having incurred only the premium cost for the put.

The Portfolio is authorized to purchase and sell listed and over-the-counter options ("OTC Options"). OTC Options are subject to certain additional risks including default by the other party to the transaction and the liquidity of the transactions.

In addition to futures contracts and options on securities, the Portfolio may engage in foreign currency futures contracts and options. The Portfolio may use currency options to protect it against declines in the U.S. dollar value of foreign currency denominated securities and against increases in the U.S. dollar cost of such securities to be acquired. As in the case of other kinds of options, however, the selling of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received, and the Portfolio could be required to cover its position by purchasing or selling foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to a Portfolio's position, the Portfolio may forfeit the entire amount of the premium plus related transaction costs. Options on foreign currencies in which the Portfolio invest are traded on U.S. and foreign exchanges or over-the-counter.

In certain cases, the options and futures contracts markets provide investment or risk management opportunities that are not available from direct investments in underlying securities. In addition, some strategies can be performed with greater ease and at lower cost by utilizing the options and futures contracts markets rather than purchasing or selling portfolio securities or currencies. However, such transactions involve risks different from direct investments in underlying securities. For example, there may be imperfect correlation between the value of the instruments and the underlying assets. In addition, the use of such instruments includes the risks of default by the other party to certain transactions. The Portfolio may incur losses that partially or completely offset gains in portfolio positions. These transactions may not be liquid and involve manager risk. In addition, such transactions may involve commissions and other costs, which may increase the Portfolio's expenses and reduce its return.

A more complete discussion of options, futures contracts and options on futures contracts and their risks is contained in the Portfolio's Statement of Additional Information. The Statement of Additional Information can be obtained by investors free of charge as described on the back cover of this Prospectus.

                       OTHER INVESTMENTS AND RISK FACTORS

For cash management purposes, the Portfolio may engage in repurchase agreements with broker-dealers, banks and other financial institutions to earn a return on temporarily available cash. Such transactions are subject to the risk of default by the other party.

The Portfolio may invest up to 15% of the Portfolio's net assets in illiquid securities and certain restricted securities. Such securities may be difficult or impossible to sell at the time and the price that the Portfolio would like. Thus, the Portfolio may have to sell such securities at a lower price, sell other securities instead to obtain cash or forego other investment opportunities.

Further information about these types of investments and other investment practices that may be used by the Portfolio is contained in the Portfolio's Statement of Additional Information.

TEMPORARY DEFENSIVE STRATEGY. When market conditions dictate a more "defensive" investment strategy, the Portfolio may, on a temporary basis, hold cash or invest a portion or all of its assets in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, prime commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic banks having total assets of at least $500 million, and repurchase agreements. Under normal market conditions, the potential for total return on these securities will tend to be lower than the potential for total return on other securities that may be owned by the Portfolio. In taking such a defensive position, the Portfolio temporarily would not be pursuing and may not achieve its investment objective.

                              INVESTMENT ADVISORY
                                    SERVICES

THE ADVISER. Van Kampen Asset Management Inc. is the Portfolio's investment adviser (the "Adviser" or "Asset Management"). The Adviser is a wholly owned subsidiary of Van Kampen Investments Inc. ("Van Kampen Investments"). Van Kampen Investments is a diversified asset management company that administers more than three million retail investor accounts, has extensive capabilities for managing institutional portfolios and has more than $81 billion under management or supervision as of March 31, 2001. Van Kampen Investments has more than 50 open-end funds, more than 30 closed-end funds and more than 2,700 unit investment trusts that are distributed by authorized dealers nationwide. Van Kampen Funds Inc., the distributor of the Portfolio (the "Distributor") and the sponsor of the funds mentioned above, is also a wholly owned subsidiary of Van Kampen Investments. Van Kampen Investments is an indirect wholly owned subsidiary of Morgan Stanley Dean Witter & Co. The Adviser's principal office is located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555.

ADVISORY AGREEMENT. The Portfolio retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Trust, on behalf of the Portfolio (the "Advisory Agreement"), the Portfolio pays the Adviser a monthly fee computed based upon an annual rate applied to average daily net assets of the Portfolio as follows:

                                           % Per
       Average Daily Net Assets            Annum
----------------------------------------------------
    First $500 million                     0.50%
 ....................................................
    Over $500 million                      0.45%
 ....................................................

Applying the fee schedule, the effective advisory rate was 0.50% of the Portfolio's average daily net assets for the fiscal period ended December 31, 2000. After voluntary fee waivers, the effective advisory fee rate was 0.13% for the fiscal period ended December 31, 2000. The Portfolio's average daily net assets are determined by taking the average of all of the determinations of the net assets during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month.

Under the Advisory Agreement, the Adviser furnishes offices, necessary facilities and equipment, and provides administrative services to the Portfolio. The Portfolio pays all charges and expenses of its day-to-day operations, including service fees, distribution fees, custodian fees, legal and independent accountant fees, the costs of reports and proxies to shareholders, compensation of trustees of the Trust (other than those who are affiliated persons of the Adviser, Distributor or Van Kampen Investments) and all other ordinary business expenses not specifically assumed by the Adviser.

From time to time, the Adviser or the Distributor may voluntarily undertake to reduce the Portfolio's expenses by reducing the fees payable to them or by reducing other expenses of the Portfolio in accordance with such limitations as the Adviser or Distributor may establish.

The Adviser may utilize, at its own expense, credit analysis, research and trading support services provided by its affiliate, Van Kampen Investment Advisory Corp. ("Advisory Corp.").

PERSONAL INVESTMENT POLICIES. The Portfolio, the Adviser and the Distributor have adopted a Code of Ethics designed to recognize the fiduciary relationships among the Portfolio, the Adviser, the Distributor and their respective employees. The Code of Ethics permits directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to pre-clearance and other procedures designed to prevent conflicts of interest.

PORTFOLIO MANAGEMENT. The Strategic Stock Portfolio is managed by a management team headed by John Cunniff, Senior Portfolio Manager. Mr. Cunniff has had responsibility for the Portfolio since its inception. Mr. Cunniff has been a Managing Director of the Adviser and Advisory Corp. since December 2000 and became a Vice President and Director of Equity Research with the Adviser in October 1995. Prior to October 1995, Mr. Cunniff was a portfolio manager for three years with Templeton Quantitative Advisors, a subsidiary of the Franklin Group.

Raj Wagle, Portfolio Manager, has been affiliated with the Portfolio since April 1999. Mr. Wagle has been a Vice President of the Adviser and Advisory Corp. since December 1999. Mr. Wagle has been a Portfolio Manager of the Adviser since April 1999 and Quantitative Equity Analyst of the Adviser since February 1998. Prior to November 1997, he was an Equity Analyst with Aeltus Investment Management. Prior to December 1995, he was with Oppenheimer & Company for three years. He was an Equity Analyst for two years and spent his first year as a Research Associate.

                               PURCHASE OF SHARES

The Portfolio offers two classes of shares designated as Class I Shares and Class II Shares. The Class II Shares of the Portfolio are offered by this prospectus (Class I Shares of the Portfolio are offered through a separate Prospectus). Each class of shares represents an interest in the same portfolio of investments of the Portfolio and has the same rights, except for the differing distribution fees, services fees and related expenses associated with each class of shares and the exclusive voting rights by each class with respect to any Rule 12b-1 distribution plan or service plan for such class of shares. Investors can contact their financial adviser for more information regarding the insurance company's Accounts and class of the Portfolio's shares available through such Accounts.

The Portfolio generally offers shares only to Accounts of various insurance companies to fund the benefits of variable annuity or variable life insurance contracts. The Portfolio does not foresee any disadvantage to holders of Contracts arising out of the fact that the interests of holders of annuity contracts may differ from the interests of holders of life insurance contracts or that holders of one insurance company may differ from holders of other insurance companies. Nevertheless, the Portfolio's Board of Trustees intends to monitor events to identify any material irreconcilable conflicts which may possibly arise and to determine what action, if any, should be taken. The Contracts are described in the separate prospectuses issued by participating insurance companies and accompanying this Portfolio Prospectus.

The Portfolio continuously offers shares to the Accounts at prices equal to the net asset value per share of the Portfolio. The Distributor, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, acts as the distributor of the Portfolio's shares. The Portfolio and the Distributor reserve the right to refuse any order for the purchase of shares. Net asset value is determined in the manner set forth below under "Determination of Net Asset Value."

The Portfolio has adopted a distribution plan (the "Distribution Plan") with respect to its Class II Shares pursuant to Rule 12b-1 under the 1940 Act. The Portfolio also adopted a service plan (the "Service Plan") with respect to its Class II Shares. Under the Distribution Plan and the Service Plan, the Portfolio pays distribution fees in connection with the sale and distribution of its Class II Shares and service fees in connection with the provision of ongoing services to Class II Shares' shareholders and maintenance of those shareholders' accounts. Under the Distribution Plan and Service Plan, the Portfolio may spend up to a total of 0.35% per year of the Portfolio's average daily net assets with respect to its Class II Shares. Notwithstanding the foregoing, the Portfolio's Board of Trustees currently limits the aggregate amount payable under the Distribution Plan and Service Plan to 0.25% per year of the Portfolio's average daily net assets with respect to Class II Shares. From such amount, under the Service Plan, the Portfolio may spend up to 0.25% per year of the Portfolio's average daily net assets with respect to its Class II Shares. Because these fees are paid out of the Portfolio's assets on an ongoing basis, these fees will increase the cost of your investment in the Portfolio and may cost you more over time than a class of shares with other types of sales charge arrangements. The net income attributable to Class II Shares will be reduced by the amount of the distribution and service fees and other expenses of the Portfolio associated with such class of shares.

                        DETERMINATION OF NET ASSET VALUE

The net asset value per share for the Portfolio is determined once daily as of the close of trading on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m., New York time) each day the Exchange is open for trading except on any day on which no purchase or redemption orders are received or there is not a sufficient degree of trading in the Portfolio's securities such that the Portfolio's net asset value per share might be materially affected. The Portfolio's Board of Trustees reserves the right to calculate the net asset value per share and adjust the offering price more frequently than once daily if deemed desirable. See the accompanying prospectus for the policies observed by the insurance company. Net asset value per share is determined by dividing the value of the Portfolio securities, cash and other assets (including accrued interest) attributable to such class of shares, less all liabilities (including accrued expenses) attributable to such class of shares, by the total number of shares of the class of shares outstanding. Such computation is made by using prices as of the close of trading on the Exchange and (i) valuing securities listed or traded on a national securities exchange at the last reported sale price or, if there has been no sale that day, at the mean between the last reported bid and asked prices, (ii) valuing over-the-counter securities at the last reported sale price available from the National Association of Securities Dealers Automated Quotations ("NASDAQ") or, if there has been no sale that day, at the mean between the last reported bid and asked prices, (iii) valuing unlisted securities at the mean between the last reported bid and asked prices obtained from reputable brokers and (iv) valuing any securities for which market quotations are not readily available and any other assets at fair value as determined in good faith by the Adviser in accordance with procedures established by the Portfolio's Board of Trustees. Short-term investments of the Portfolio are valued as described in the noted to the financial statements in the Statement of Additional Information.

                              REDEMPTION OF SHARES

Payment for shares tendered for redemption by the insurance company is made ordinarily in cash within seven days after tender in proper form, except under unusual circumstances as determined by the SEC. The redemption price will be the net asset value per share next determined after the receipt of a request in proper form. The market values of the securities in the Portfolio are subject to daily fluctuations and the net asset value per share of the Portfolio's shares will fluctuate accordingly. Therefore, the redemption value may be more or less than the investor's cost.

                                   DIVIDENDS,
                                 DISTRIBUTIONS
                                   AND TAXES

All dividends and capital gains distributions of the Portfolio are automatically reinvested by the Account in additional shares of the Portfolio.

Interest earned from investments is the main source of income for the Portfolio. Substantially all of this income, less expenses, is distributed to Accounts at least annually. When the Portfolio sells portfolio securities, it may realize capital gains or losses, depending on whether the prices of the securities sold are higher or lower than the prices the Portfolio paid to purchase them. The Portfolio distributes any net capital gains to Accounts at least annually.

TAX STATUS OF THE PORTFOLIO. The Portfolio has elected and qualified, and intends to continue to qualify, to be taxed as a regulated investment company under the Code. If the Portfolio so qualifies and distributes each year to its shareholders at least 90% of its investment company taxable income, the Portfolio will not be required to pay federal income taxes on any income it distributes to shareholders. If for any taxable year the Portfolio does not qualify for the special tax treatment afforded regulated investment companies, all of its taxable income would be subject to tax at regular corporate rates (without any deduction for distributions to shareholders).

TAX TREATMENT TO INSURANCE COMPANY AS SHAREHOLDER. The investments of the Accounts in the Portfolios are subject to the diversification requirements of
Section 817(h) of the Code, which must be met at the end of each calendar quarter of the year (or within 30 days thereafter). Regulations issued by the Secretary of the Treasury have the effect of requiring the Accounts to invest no more than 55% of their total assets in securities of any one issuer, no more than 70% in the securities of any two issuers, no more than 80% in the securities of any three issuers, and no more than 90% in the securities of any four issuers. For this purpose, the U.S. Treasury and each U.S. government agency and instrumentality is considered to be a separate issuer. In the event the investments of the Accounts in the Portfolio are not properly diversified under Code Section 817(h), then the policies funded by shares of the Portfolio will not be treated as life insurance for federal income tax purposes and the owners of the policies will be subject to taxation on their respective shares of the dividends and distributions paid by the Portfolio.

Distributions of the Portfolio's investment company taxable income (generally ordinary income and net short-term capital gain) are includable in the insurance company's gross income. The tax treatment of such distributions depends on the insurance company's tax status. Distributions from the Portfolio will not be eligible for the dividends received deduction for corporations.

Distributions of the Portfolio's net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) as capital gain dividends, if any, are taxable to the insurance company as long-term capital gains, regardless of how long the shares of the Portfolio have been held by the insurance company. Such capital gain dividends will be so designated in a written notice to the Accounts (contained in the annual report). Capital gain dividends are not eligible for the dividends received deduction for corporations. Dividends and capital gain dividends to the insurance company may also be subject to state and local taxes.

As described in the accompanying prospectus for the Contracts, the insurance company reserves the right to assess the Account a charge for any taxes paid by the insurance company.

                              FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the financial performance of the Portfolio's Class II Shares for the period indicated. Certain information reflects financial results for a single Class II Share of the Portfolio. The total return in the table represents the rate that an investor would have earned (or lost) on an investment in the Portfolio (assuming reinvestment of all dividends and distributions). The information for the fiscal period ended December 31, 2000 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Portfolio's most recent financial statements, is included in the Statement of Additional Information and may be obtained by shareholders without charge by calling the telephone number on the back cover of this Prospectus. This information should be read in conjunction with the financial statements and notes thereto included in the Statement of Additional Information.

                                                                         July 24, 2000
                                                                         (Commencement
                                                                         of Investment
                                                                        Operations) to
                 STRATEGIC STOCK PORTFOLIO                             December 31, 2000
-----------------------------------------------------------------------------------------------

Net Asset Value, Beginning of the Period....................                $10.27
                                                                            ------
  Net Investment Income.....................................                   .04
  Net Realized and Unrealized Gain..........................                  1.63
                                                                            ------
Total from Investment Operations............................                  1.67
                                                                            ------
Net Asset Value, End of the Period..........................                $11.94
                                                                            ------

Total Return * (a)..........................................                16.26%**
Net Assets at End of the Period (In millions)...............                $   .5
Ratio of Expenses to Average Net Assets * (b)...............                  .91%
Ratio of Net Investment Income to Average Net Assets *......                 1.75%
Portfolio Turnover..........................................                   48%

 * If certain expenses had not been assumed by the Adviser, total return would have been lower and the ratios would have been as follows:
Ratio of Expenses to Average Net Assets (b).................                 1.88%
Ratio of Net Investment Income to Average Net Assets........                  .78%

** Non-annualized
(a)   This return includes Rule 12b-1 fees of up to .25%.
(b) The Ratios of Expenses to Average Net Assets do not reflect credits earned on overnight cash balances. If these credits were reflected as a reduction of expenses, the ratios would decrease by .01% for the period ended December 31, 2000.

                               BOARD OF TRUSTEES
                                  AND OFFICERS

                               BOARD OF TRUSTEES

J. Miles Branagan         Jack E. Nelson
Jerry D. Choate           Richard F. Powers, III*
Linda Hutton Heagy        Phillip B. Rooney
R. Craig Kennedy          Wayne W. Whalen*
Mitchell M. Merin*        Suzanne H. Woolsey

                                    OFFICERS

Richard F. Powers, III*
President

Stephen L. Boyd*
Executive Vice President and Chief Investment Officer

A. Thomas Smith III*
Vice President and Secretary

John H. Zimmermann, III*
Vice President

Michael H. Santo*
Vice President

Richard A. Ciccarone*
Vice President

John R. Reynoldson*
Vice President

John L. Sullivan*
Vice President, Chief Financial Officer and Treasurer

* "Interested persons" of the Portfolio, as defined in the Investment Company Act of 1940, as amended.

                              FOR MORE INFORMATION

EXISTING SHAREHOLDERS OR PROSPECTIVE INVESTORS
Call your broker or (800) 341-2929
7:00 a.m. to 7:00 p.m. Central time Monday through Friday

DEALERS
For dealer information, selling agreements, wire orders, or redemptions, call the Distributor at (800) 421-5666

TELECOMMUNICATIONS DEVICE FOR THE DEAF
For shareholder and dealer inquiries through Telecommunications Device for the Deaf (TDD), call (800) 421-2833

WEB SITE
www.vankampen.com

VAN KAMPEN LIFE INVESTMENT TRUST--STRATEGIC STOCK PORTFOLIO
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Investment Adviser

VAN KAMPEN ASSET MANAGEMENT INC.
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Distributor

VAN KAMPEN FUNDS INC.
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Transfer Agent

VAN KAMPEN INVESTOR SERVICES INC.
PO Box 218256
Kansas City, MO 64121-8256
Attn: Van Kampen Life Investment Trust--Strategic Stock Portfolio

Custodian

STATE STREET BANK AND TRUST COMPANY
225 Franklin Street, PO Box 1713
Boston, MA 02110
Attn: Van Kampen Life Investment Trust--Strategic Stock Portfolio

Legal Counsel

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, IL 60606

Independent Auditors

ERNST & YOUNG LLP
233 South Wacker Drive
Chicago, IL 60606

                                   VAN KAMPEN
                            LIFE  INVESTMENT  TRUST
                           STRATEGIC STOCK PORTFOLIO

                                CLASS II SHARES
                                   PROSPECTUS

                                 APRIL 18, 2001

A Statement of Additional Information, which contains more details about the Trust and the Strategic Stock Portfolio, is incorporated by reference in its entirety into this Prospectus.

You will find additional information about the Portfolio in its annual and semiannual reports to shareholders. The annual report explains the market conditions and investment strategies affecting the Portfolio's performance during its last fiscal year.

You can ask questions or obtain a free copy of the Portfolio's reports or the Statement of Additional Information by calling (800) 341-2911 from 7:00 a.m. to 7:00 p.m., Central time, Monday through Friday. Telecommunications Device for the Deaf users may call (800) 421-2833.

Information about the Trust and the Strategic Stock Portfolio, including the reports and Statement of Additional Information, has been filed with the Securities and Exchange Commission (SEC). It can be reviewed and copied at the SEC's Public Reference Room in Washington, DC or on the EDGAR database on the SEC's internet site (http://www.sec.gov). Information on the operation of the SEC's Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. You can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC's e-mail address (publicinfo@sec.gov) or by writing to the Public Reference Section of the SEC, Washington, DC 20549-0102.


                [VAN KAMPEN INVESTMENTS LOGO]

The Portfolio's Investment Company Act File No. is 811-4424.
                                                              LIT PRO SS II 4/01